Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-85488) of John Hancock Life Insurance Company of our report dated February 28, 2005 with respect to the consolidated financial statements and schedules of John Hancock Life Insurance Company included in the Annual Report (Form 10-K) for the year ended December 31, 2004.


                                             /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 31, 2005